Exhibit 4.4

INDENTURE

EXTERRAN ENERGY SOLUTIONS, L.P. and

EES FINANCE CORP., as Issuers,

EXTERRAN CORPORATION, as Parent,

and

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION

TRUSTEE

Dated as of [●]

i

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
§ 310(a)(1), (2) and (5)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.8, 6.10
(c)	Not Applicable
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.1, 7.2(a)
(b)	7.2(b)
(c)	7.2(c)
§ 313(a)	7.3(a), 7.3(b)
(b)	7.3(b)
(c)	7.3(a), 7.3(b)
(d)	7.3(c)
§ 314(a)(1), (2) and (3)	7.4
(a)(4)	10.4
(b)	Not Applicable
(c)(1)	1.3
(c)(2)	1.3
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.3
(f)	Not Applicable
§ 315(a)	6.1
(b)	6.2
(c)	6.1
(d)	6.1
(e)	5.14
§ 316(a)	1.1
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.5(e)
§ 317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§ 318(a)	1.8

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of [●], among Exterran Energy Solutions, L.P., a Delaware limited partnership, EES Finance Corp., a Delaware corporation, Exterran Corporation, a Delaware corporation, the Subsidiary Guarantors (as defined below) party hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee (as defined below).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the debt securities to be issued from time to time in one or more series as provided in this Indenture (as defined below):

Article I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions.

“Act” has the meaning specified in Section 1.5.

“Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date and that shall accrue at the rate per annum specified or determined as specified in such Security.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings corresponding to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors, managers or trustees or other governing body serving a similar function, or any duly authorized committee of any of the foregoing, of such Person (or, if such Person is a partnership or limited liability company that does not have a board of directors, managers or trustees or other governing body serving a similar function, the have a board of directors, managers or trustees or other governing body serving a similar function, or any duly authorized committee of any of the foregoing, of any direct or indirect general partner or managing member, as the case may be, of such Person).

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the secretary or any assistant secretary of such Person (or if such Person is a partnership or limited liability company, the general partner of such Person, any direct or indirect general partner or managing member, as the case may be, of such Person) as having been duly adopted by the Board of Directors of such Person and remaining in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas, or New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, rights, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding in each case any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended, as in effect from time to time, and any successor thereto.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means Exterran Energy Solutions, L.P. until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Corporate Trust Office” means the office of the Trustee in Dallas, Texas at which at any particular time its corporate trust business in relation to the Securities of any series shall be administered, which office on the date hereof is located at 1445 Ross Avenue, Suite 4300, MAC T9216-430, Dallas, Texas 75202, except with respect to payments on, or registrations of transfers of or exchanges of, the Securities of any series, in which case such office of the Trustee shall be its corporate trust office in New York, New York, which office on the date hereof is located at 150 East 42nd Street, New York, New York 10017, or in any case such other address as the Trustee may designate from time to time by notice to the Holders, the Issuers and any Guarantors, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders, the Issuers and any Guarantors).

“corporation” includes a corporation, association, company, joint-stock company or business trust.

“covenant defeasance” has the meaning specified in Section 14.3.

“Defaulted Interest” has the meaning specified in Section 3.7.

“defeasance” has the meaning specified in Section 14.2.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Issuers pursuant to Section 3.1 with respect to such series (or any successor thereto).

“Discount Security” means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Dollar” or “$” means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, or any successor thereto.

“Expiration Date” has the meaning specified in Section 1.5.

“Finance Corp.” means EES Finance Corp. until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Finance Corp.” shall mean such successor Person.

“GAAP” means with respect to any computations required or permitted under this Indenture, generally accepted accounting principles in effect in the United Sates as in effect from time to time; provided, that, if the Parent is required by the Commission to adopt (or is permitted to adopt and so adopts) a different accounting framework, including the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Security” means a Security evidencing all or part of a series of Securities, issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee.

“Guarantee” means the full and unconditional guarantee provided by each applicable Guarantor in respect of the applicable Securities of any series as made applicable to such Securities in accordance with the provisions of Articles III and XV.

“Guarantor” means, with respect to any Guarantee of a series of Securities, the Parent and each Subsidiary Guarantor who has provided such Guarantee; provided, in each case, that upon the release or discharge of the Parent or any Subsidiary Guarantor from such Guarantee, such Person shall cease to be a Guarantor with respect to such Guarantee for all purposes under this Indenture.

“Holder” means any Person in whose name a Security is registered in the Securities Register.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to any acquisition or lease of real property or equipment by such Person for use in its business that is required to be recorded as a capital lease in accordance with GAAP), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person (but does not include contingent liabilities which appear only in a footnote to a balance sheet). In addition, the following items shall also constitute “Indebtedness,” whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP:

(1) all Indebtedness of others secured by a mortgage, security interest, pledge, lien, charge or other encumbrance on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); and

(2) to the extent not otherwise included, any guarantee by the specified Person of Indebtedness of any other Person.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term Indenture shall also include the terms of each particular series of Securities established as contemplated by Section 3.1.

“Interest Payment Date” means, as to each series of Securities, the Stated Maturity of an installment of interest on such Securities.

“Issuers” means each of the Company and Finance Corp.; provided, however, that, with respect to the Securities of any series issued under this Indenture that are to be issued pursuant to Section 3.1 by only one of the Company and Finance Corp., the term “Issuers” and all references in this Indenture to the term “Issuer” or “Issuers” shall be interpreted to refer only to the Person issuing such Securities.

“Issuer Order” or “Issuer Request” mean, respectively, a written order or request signed in the name of each Issuer by an officer of each Issuer and delivered to the Trustee.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 6.2.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistance Secretary or any Vice President (however designated) of such Person or, if such Person is a partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person (or, in the case of the Issuers, signed on behalf of each Issuer by two of its Officers).

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of either Issuer or an Affiliate of either Issuer, or other counsel reasonably acceptable to the Trustee.

“Original Issue Date” means the date of issuance specified as such in each Security.

“Outstanding” means, when used in reference to the Securities of any series, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities, except solely to the extent provided in Sections 14.2 or 14.3, as applicable, with respect to which the Issuers have effected defeasance or covenant defeasance as provided in Article XIV; and

(4) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or that have been paid pursuant to Section 3.6, unless proof satisfactory to the Trustee is presented that any such Securities are held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code of New York;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of a Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding shall be the Dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by either Issuer or any other obligor upon the Securities or any Affiliate of either Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not an Issuer or any other obligor upon the Securities or any Affiliate of either Issuer or such other obligor. Upon the written request of the Trustee, the Issuers shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuers to be owned or held by or for the account of either Issuer, or any other obligor on the Securities or any Affiliate of either Issuer or such obligor, and, subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

“Parent” means Exterran Corporation until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor Person.

“Paying Agent” means the Trustee or any Person authorized by the Issuers to pay or deliver the principal of (and premium, if any) or interest on any Securities on behalf of the Issuers.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable pursuant to Section 3.1.

“Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” means, for the interest payable on any Interest Payment Date on the Registered Securities of or within any series, the date specified for that purpose as contemplated by Section 3.1, whether or not a Business Day.

“Repayment Date” means, with respect to any Security to be repaid upon exercise of an option for repayment by the Holder, the date fixed for such repayment pursuant to this Indenture.

“Repayment Price” means, with respect to any Security to be repaid upon exercise of an option for repayment by the Holder, the price at which it is to be repaid pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture, or any other officer of the Trustee customarily performing functions similar to those performed by such officers within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee), and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such other officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture

“Security” means any debt security authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, or any successor thereto.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date” means a date fixed by the Issuers pursuant to Section 3.7 for the payment of any Defaulted Interest.

“Stated Maturity” means, with respect to any Security or any installment of principal thereof or interest thereon, the date specified pursuant to the terms of such Security as the date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Parent that provides a Guarantee in accordance with the provisions of this Indenture and each successor and assign of each such Subsidiary; provided, in each case, that upon the release or discharge of any Subsidiary from its respective Guarantee, such Person shall cease to be a Subsidiary Guarantor for all purposes under this Indenture.

“Trustee” means Wells Fargo Bank, National Association, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, or any successor thereto.

“U.S. Government Obligation” means U.S. government or U.S. government agency notes or bonds.

Section 1.2 Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) “or” is not exclusive;

(3) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) the words “include” or “including” shall be interpreted as if they were followed by the words “without limitation;” and

(7) any reference to an “Article,” a “Section” or a “Subsection” refers to an Article, Section or Subsection, as the case may be, of this Indenture; and

(8) any reference to sections of or rules under the Securities Act, Exchange Act or Trust Indenture Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

Section 1.3 Compliance Certificates and Opinions.

Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of either Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.4) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.4 Forms of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of either Issuer or, as applicable, any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of either Issuer or, as applicable, any Guarantor stating that the information with respect to such factual matters is in the possession of such Issuer or, as applicable, any Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.5.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Securities of any series shall be proved by the Securities Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, either Issuer or any other Person in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Issuers may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series;

provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.7.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers’ expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.7.

With respect to any record date set pursuant to this Section 1.5, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.7, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.5, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.6 Notices, Etc. to Trustee and Issuers.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder, the Issuers or any other party shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office;

(2) the Issuers by the Trustee, any Holder or any other party shall be sufficient for every purpose hereunder (except as otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to the Issuers addressed to them at [•] or at any other address previously furnished in writing to the Trustee by the Issuers; or

(3) the Parent by the Trustee, any Holder or any other party shall be sufficient for every purpose hereunder (except as otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to the Parent addressed to it at [•] or at any other address previously furnished in writing to the Trustee by the Parent.

Section 1.7 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the relevant Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.8 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the former provision shall control.

Section 1.9 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 Successors and Assigns.

All covenants and agreements in this Indenture by either Issuer or any Guarantor shall bind each of their respective successors and assigns, whether so expressed or not.

Section 1.11 Separability Clause.

In case any provision in this Indenture or in Security or Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12 Benefits of Indenture.

Nothing in this Indenture or in any Security or Guarantee, in each case whether express or implied, shall give to any Person, other than the parties hereto, any Securities Registrar, any Paying Agent, any Authenticating Agent and their respective successors hereunder and the Holders of any Securities any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 1.14 Governing Law.

This Indenture and the Securities and Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.15 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities or any Guarantee

(other than a provision of any Security or Guarantee that specifically states that such provision shall apply in lieu of this Section 1.15)) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day at such Place of Payment (and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be, until such next succeeding Business Day).

Section 1.16 Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse shall be had for the payment or delivery of the principal, premium, if any, or the interest, on any Securities, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of either Issuer or any Guarantor, either directly or indirectly through either Issuer or any Guarantor, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities and Guarantees are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or Guarantees or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities or Guarantees.

Section 1.17 Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 1.18 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY, AND EACH HOLDER OF A SECURITY OF ANY SERIES BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OF SUCH SERIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.19 USA PATRIOT Act.

The parties hereto acknowledge that in order to help the government fight the funding of terrorism and money laundering activities, pursuant to federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, and record information that identifies each person establishing a relationship or opening an account with the Trustee. The parties hereto agree that they will provide the Trustee with name, address, tax identification number, if applicable, and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship, and will further provide the Trustee with formation documents such as articles of incorporation or other identifying documents.

Article II

SECURITY FORMS

Section 2.1 Forms Generally.

The Securities of each series and any related Guarantees shall be in substantially the form or forms as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. A copy of the Board Resolutions or indenture supplemental hereto establishing the form or forms of Securities of any series and any related Guarantees shall be delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 3.3 with respect to the authentication and delivery of such Securities.

The definitive Securities and any Guarantees shall be printed, lithographed or engraved or produced by any other method, and if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.2 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Not in its individual capacity but solely as Trustee

By:
AUTHORIZED SIGNATORY

Article III

THE SECURITIES

Section 3.1 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of such series, which shall distinguish the Securities of the series from all other Securities;

(b) whether the Securities of such series are to be issued by only one of the Issuers or are to be co-issued by both Issuers;

(c) the limit, if any, upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6, 11.6 or 13.3 and except for any Securities that, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

(d) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;

(e) the rate or rates, if any, at which the Securities of such series shall bear interest, the rate or rates and extent to which Additional Interest, if any, shall be payable in respect of any Securities of such series, or the method or methods by which such rate or rates may be determined, whether payment of interest will be contingent in any respect and/or the interest rate reset, the date or dates from which such interest or Additional Interest shall accrue, the Interest Payment Dates on which such interest shall be payable, and the Regular Record Date for the interest payable on any Security on any Interest Payment Date, or the method by which any of the foregoing shall be determined;

(f) if applicable, the remarketing or extension features of the Securities of the series;

(g) the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Issuers in respect of the Securities of such series may be made;

(h) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Issuers;

(i) the obligation or the right, if any, of the Issuers to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(j) the denominations in which any Securities of such series shall be issuable, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(k) if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of Outstanding;

(l) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Issuers or any Guarantor set forth herein with respect to the Securities of such series;

(m) and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;

(n) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

(o) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

(p) whether the Securities of the series, or any portion thereof, shall initially be issuable in the form of a temporary Global Security representing all or such portion of the Securities of such series and provisions for the exchange of such temporary Global Security for definitive Securities of such series;

(q) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security and any circumstances in addition to or in lieu of those set forth in Section 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(r) the appointment of any Paying Agent or Agents for the Securities of such series;

(s) the terms of any right to convert or exchange Securities of such series into any other securities or Property of the Issuers, any Guarantor or any other Person, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(t) the applicability, if any, of Sections 14.2 and 14.3 to the Securities of or within the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV;

(u) whether the obligations of the Issuers under the Securities of such series will be subject to any Guarantee, and the form and terms of such Guarantee; and

(v) any other terms of the Securities of such series.

All Securities of any one series shall be substantially identical except as to denomination, currency of payments due thereunder, rate of interest thereon, method of determining rate of interest, if any, the maturity, and the date from which interest will accrue, if any, and except as may otherwise be provided herein or in or pursuant to such Board Resolutions and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee upon original issuance from time to time upon written order of persons designated in the Officers’ Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Officers’ Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series. All Securities of any one series need not be issued at the same time and, unless otherwise so provided, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 3.2 Denominations.

The Securities of each series shall be in registered form without coupons. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.1. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities or any series, the Securities of such series shall be issuable in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 3.3 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuers by at least one Officer of each Issuer by manual or facsimile signature.

Securities and any Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of an Issuer or any Guarantor, as applicable, shall bind such Issuer or such Guarantor, as applicable, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1) if the form of such Securities and any related Guarantees has been established by or pursuant to Board Resolutions as permitted by Sections 2.1 and 2.2, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities and any related Guarantees have been established by or pursuant to Board Resolutions as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

(3) that such Securities, together with any related Guarantees, when executed and delivered by the Issuers and any applicable Guarantor to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally valid and binding obligations of the Issuers and any applicable Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, preferences and other similar laws of general applicability relating to or affecting the rights and remedies of creditors to general equitable principles, limitations on enforceability where such provisions are contrary to public policy and other customary exceptions.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Issuer Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the Trustee, after being advised by counsel, determines that the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 3.4 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuers may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed or engraved or produced by any other method, in any denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuers will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Issuers designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 3.5 Registration, Transfer and Exchange.

The Issuers shall cause to be kept at each office or agency maintained for registrations of transfers and exchanges in a Place of Payment pursuant to Section 10.2 with respect to the Securities of each series a register in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Securities and of transfers of

Securities. Each such register is herein sometimes referred to as the “Securities Register.” The Issuers shall designate one Person to maintain the Securities Register for the Securities of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the “Securities Registrar.” The Issuers appoint the Trustee as Securities Registrar unless otherwise specified with respect to any particular series in accordance with Section 3.1. Anything herein to the contrary notwithstanding, the Issuers may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series shall be maintained, and the Issuers may designate themselves the Securities Registrar with respect to one or more of such series. The Issuers may revoke any designation of a Securities Registrar theretofore made by it. The Securities Register shall be open for inspection by the Trustee and the Issuers at all reasonable times.

Upon surrender for registration of transfer of any Security at the office or agency of the Issuers designated for that purpose the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Every Security presented or surrendered for transfer or exchange shall (if so required by the Issuers or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Issuers that it is unwilling or unable to continue as Depositary for such Global Security and no successor Depositary has been appointed within 90 days of this notice or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as depositary and no successor Depositary has been appointed within 90 days after the Issuers have learned that the Depositary has ceased to be so registered, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Issuers in their sole discretion determine that such Global Security will be so exchangeable or transferable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.1.

(3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 3.5, Section 3.4, 3.6, 9.6, 11.6 or 13.3 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(5) Neither any members of, or participants in, the Depositary nor any other Persons on whose behalf such members or participants may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. None of the Issuers, the Trustee, any Paying Agent, any Securities Registrar, any authenticating agent or any other agent of the Issuers or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in the form of a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Issuers, the Trustee, any Paying Agent, any Securities Registrar and any other agent of the Issuers and any agent of the Trustee shall be entitled to deal with any depositary (including any Depositary), and any nominee thereof, that is the holder of any such Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Issuers, the Trustee, any Paying Agent, any Securities Registrar or any other agent of the Issuers or any agent of the Trustee shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between such depositary and any members or participants in the Depositary or other participant in such depositary or between or among any such depositary, any such member or participant in the Depositary or other participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in any such Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, members or participants of the Depositary and any other Person on whose behalf a member or participant of the Depositary may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial holder of any Global Security.

Neither the Issuers nor the Trustee shall be required, pursuant to the provisions of this Section 3.5, (a) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities pursuant to Article XI and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

The transferor of any Security of any series shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a certificated Security for a Global Security, the Issuers or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated Guarantee is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity, and bearing a number not contemporaneously outstanding, with Guarantees, if any, corresponding to the Guarantees appertaining to the surrendered Security.

If there shall be delivered to the Issuers and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Guarantee, and (ii) such security or indemnity as may be required to save each of them and any agent of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security or Guarantee has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Guarantee, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.6, the Issuers and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and Guarantees.

Section 3.7 Payment of Interest; Interest Rights Preserved.

Interest on any Security of any series that is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolutions pursuant to Section 3.1 with respect to the related series of Securities.

Any interest on any Security that is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (such interest, “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in Clause (1) or (2) below:

(1) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Issuers shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuers shall promptly notify the Trustee of such Special Record Date and the Trustee, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.7, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

Section 3.8 Persons Deemed Owners.

The Issuers, any Guarantor, the Trustee and any agent of the Issuers, any Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuers, any Guarantor, the Trustee nor any agent of the Issuers, any Guarantor or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Issuers, any Guarantor, the Trustee and any agent of the Issuers, any Guarantor or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, any Guarantor, the Trustee or any agent of the Issuers, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

Section 3.9 Cancellation.

All Securities surrendered for payment, redemption, repayment, transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Issuers may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.9, except as expressly permitted by this Indenture. All cancelled Securities shall be destroyed by the Trustee in accordance with its customary procedures, and upon written request of the Issuers, the Trustee shall deliver to the Issuers a certificate of such destruction.

Section 3.10 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 Agreed Tax Treatment.

Each Security issued hereunder shall provide that the Issuers and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree to treat for U.S. federal, state and local tax purposes such Security as indebtedness of the Issuers and to treat for U.S. federal income tax purposes stated interest on the Security as ordinary interest income that is includible in gross income to such Holder or other Person at the time the interest is paid or accrued in accordance with its regular method of tax accounting.

Section 3.12 CUSIP Numbers.

The Issuers in issuing the Securities of any series may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee or its designee shall use “CUSIP” numbers in notices of redemption or other related material as a convenience to Holders; provided that any such notice or other related material may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of redemption or other related material and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Article IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall, upon Issuer Request, cease to be of further effect with respect to any series of Securities specified in such Issuer Request (except as to (i) the rights hereunder of Holders of the Securities of such series to receive all amounts owing upon the Securities of such series and the other rights, duties and obligations of Holders of the Securities of such series, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) as provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B) all such Securities of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable;

(ii) will become due and payable at their Stated Maturity within one year of the date of deposit; or

(iii) have been called for redemption or are to be called for redemption within one year by the Trustee in the name, and at the expense, of the Issuers;

and the Issuers, in the case of Clause (B)(i), (ii) or (iii) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money or U.S. Government Obligations in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants if any U.S. Government Obligations are deposited) to pay and discharge the entire indebtedness on the Securities of such series not theretofore delivered to the Trustee for cancellation, including the principal of (and premium, if any) and interest (including any Additional Interest) on such Securities, to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Issuers have paid or caused to be paid all other sums payable; and hereunder by the Issuers; and

(3) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive. At such time as satisfaction and discharge of this Indenture shall be effective with respect to the Securities of a particular series, all Guarantors will be released from their respective Guarantees of the Securities of such series.

Section 4.2 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money or obligations have been deposited with or received by the Trustee.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.1 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Issuer Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.1 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a satisfaction and discharge, in accordance with this Article.

Article V

REMEDIES

Section 5.1 Events of Default.

Wherever used herein with respect to the Securities of any series, “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to a supplemental indenture or any Board Resolution establishing the terms of such series pursuant to this Indenture:

(1) the failure to pay interest on any Security of that series on an Interest Payment Date and the default continues for a period of 30 days;

(2) the failure to pay the principal (or premium, if any) of any Security of that series at Maturity;

(3) a default by any Issuer or Guarantor in the observance or performance of any other covenant or agreement contained in this Indenture, and the default continues for a period of 60 days after written notice thereof to the Issuers by the Trustee or the Holders of least 25% in the aggregate principal amount of Outstanding Securities of that series, specifying the default (and demanding that such default be remedied);

(4) the failure to repay any Security of that series surrendered for repayment at the option of the Holders thereof before their Stated Maturity in conformance with Article XIII hereof;

(5) (A) a failure to make any payment at the maturity, including any applicable grace period, on any Indebtedness of either Issuer or any Guarantor at any one time in an amount in excess of $75 million and continuance of this failure to pay or (B) a default on any Indebtedness of either Issuer or any Guarantor, which default results in the acceleration of Indebtedness in an amount in excess of $75 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (A) or (B) above, 60 days or more after written notice thereof to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of Outstanding Securities of such series; provided, however, that if the failure, default or acceleration referred to in clause (A) or (B) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured;

(6) the entry of a decree or order by a court having jurisdiction in the premises adjudging either Issuer or Parent a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Issuer under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of either Issuer or Parent, or of any substantial part of their respective property or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(7) the institution by either Issuer or Parent of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by either Issuer or Parent in furtherance of any such action;

(8) except as permitted by this Indenture, the Guarantee of the Parent or any Subsidiary Guarantor that is a “significant subsidiary” of the Parent (as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Parent or any such Subsidiary Guarantor, or any Person acting on behalf of the Parent or any such Subsidiary Guarantor, denies or disaffirms its obligations under its Guarantee hereunder; or

(9) any other Event of Default provided with respect to Securities of that series.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.1(6) or 5.1(7)) with respect to Securities of any series at the time Outstanding shall occur and be continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and accrued but unpaid interest on all the Securities of that series to be due and payable immediately, by a notice in writing to the Issuers and the Parent (and to the Trustee if given by Holders) specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. If an Event of Default specified in Section 5.1(6) or 5.1(7) and with respect to Securities of any series at the time Outstanding occurs and is continuing, the unpaid principal amount of all the Securities of that series (or, if the Securities of that series are Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms of that series) and accrued and unpaid interest thereon shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuers, the Parent and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; and

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Holders may not enforce this Indenture except as provided in this Indenture and under the Trust Indenture Act. Subject to the provisions herein relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or discretion of any of the Holders, unless the Holders shall have offered to the trustee security or indemnity satisfactory to the Trustee.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuers covenant that if:

(1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

the Issuers will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest (including any Additional Interest) and, in addition thereto, all amounts owing the Trustee under Section 6.7.

If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against either Issuer, any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of either Issuer, any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to either Issuer, any Guarantor or any other obligor upon the Securities of any series or the property of either Issuer, any Guarantor or of such other obligor or their creditors:

(a) the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers or the applicable Guarantor for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and

(ii) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

(b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series, or any related Guarantees, or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of securities of such series in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5 Trustee May Enforce Claim Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities of any series or any related Guarantees may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:	To the payment of all amounts due the Trustee and any predecessor Trustee;

SECOND:	To the payment of the amounts then due and unpaid upon such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

THIRD:	The balance, if any, to the Person or Persons entitled thereto.

The Trustee may fix record dates and payment dates for any payment to Holders pursuant to this Article.

Section 5.7 Limitation on Suits.

No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not any action the Holders direct it to take affects, disturbs or prejudices another Holder or obtains a priority or preference over another Holder).

Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture and any provision of any Security of any series, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or the Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment on or after such respective dates against either Issuer or any Guarantor, and such right shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then and in every such case the Issuers, the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights, remedies and powers of the Issuers, the Guarantors, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case may be.

Section 5.12 Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series,

(2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if the Trustee shall determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

Prior to taking any action pursuant to this Section 5.12, the Trustee shall be entitled to security or indemnification satisfactory to it in its sole discretion from Holders protecting the Trustee against all losses and expenses caused by taking or not taking such action.

Section 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may waive any past default hereunder (including any default as defined in Section 6.02) or Event of Default and its consequences with respect to such series except any default or Event of Default:

(1) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest, if any) on any Security of such series;

(2) in respect of the payment of the Redemption Price or any Interest on the Securities of such series called for redemption on a Redemption Date pursuant to Article XI; or

(3) in respect of a provision hereof that under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

Section 5.15 Waiver of Usury, Stay or Extension Laws.

The Issuers and each Guarantor covenant (to the extent that it may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Securities of any series:

(i) the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such opinions and certificates, including mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 6.1(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 6.1.

(e) Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.2 Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series known to the Trustee (as provided in Section 6.3(j)) or if it is not known to the Trustee (as provided in Section 6.3(j)), promptly (and in any event within 10 Business Days) after it becomes known to the Trustee (as provided in Section 6.3(j)), the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, in the case of any default of the character specified in Section 5.1(6) with respect to Securities of any series, no such notice shall be given until at least 60 days after it is known to the Trustee (as provided in Section 6.3(j)); provided, further, that except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series. For the purpose of this Section 6.2, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series (other than an Event of Default under 5.1(3) as a result of the failure to comply with the requirements of Section 7.4).

Section 6.3 Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate, an Opinion of Counsel, or both;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the sole cost of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(i) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice of any default (as defined in Section 6.2) or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(m) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein; and

(n) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities of any series and any related Guarantees, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers and any applicable Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers and any Guarantors of the Securities or the proceeds thereof.

Section 6.5 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Issuers or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Issuers and any Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

Section 6.6 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuers and any interest on or investment of any money received by it shall be for the exclusive benefit of the Issuers.

Section 6.7 Compensation and Indemnity.

Each Issuer and Guarantor agrees, jointly and severally:

(1) to pay to the Trustee from time to time such compensation as the Issuers and the Trustee have agreed in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance is determined by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the Trustee’s negligence, bad faith or willful misconduct; and

(3) to indemnify, defend and protect the Trustee for, and to hold it harmless against, any loss, liability, claim, action, suit, cost or expense of any kind and nature whatsoever, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of enforcing this Indenture against the Issuers and the Guarantors (including this Section 6.7) or defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such loss, liability, claim, action, suit, cost or expense is determined by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the Trustee’s negligence, bad faith or willful misconduct. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. The Issuers and the Guarantors will defend the claim, and the Trustee will reasonably cooperate in the defense. The Trustee may have separate counsel, and the Issuers and the Guarantors will pay the reasonable fees and expenses of such counsel. Neither an Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

To secure the payment obligations of the Issuers and the Guarantors, if any, in this Section 6.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except for money or property held in trust to pay principal of, premium (if any) and interest on the Securities. Such lien and any Issuer’s or Guarantor’s obligations under this Section 6.7 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 6.8 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series if all such series rank equally at the time of issuance.

Section 6.9 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and shall be:

(a) a corporation organized and doing business under the laws of the United States of America or of any State or Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority; or

(b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees;

in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Issuers, any Guarantors nor any Person directly or indirectly controlling, controlled by or under common control with either Issuer or any Guarantor shall serve as Trustee for the Securities of any series issued hereunder.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuers. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee (at the expense of the Issuers) may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuers not less than 30 days prior to the effective date of such removal.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Issuers or by any such Holder; or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuers, each acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Issuers, each by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, the Trustee (at the expense of the Issuers) or any Holder who has been a bona fide Holder of a Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an instrument in writing or an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such instrument in writing or supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such instrument in writing or supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuers or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.11, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

(e) Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 6.11, the obligations of the Issuers and the Guarantors under Section 6.7 shall continue for the benefit of the retiring Trustee or Trustees.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force that it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

Section 6.13 Preferential Collection of Claims Against Any Issuer or Guarantor.

If and when the Trustee shall be or become a creditor of any Issuer, any Guarantor or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against such Issuer, Guarantor or other obligor.

Section 6.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Issuers and shall give notice of such appointment in the manner provided in Section 1.7 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section 6.14.

Each Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
AS AUTHENTICATING AGENT

By:
AUTHORIZED SIGNATORY

Article VII

HOLDER’S LISTS AND REPORTS BY TRUSTEE AND ISSUERS

Section 7.1 Issuers to Furnish to Trustee Names and Addresses of Holders.

The Issuers will furnish or cause to be furnished to the Trustee:

(a) monthly, quarterly or semi-annually, as the case may be, not more than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

Section 7.2 Preservation of Information, Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 7.3 Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

(b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than 60 days after May 15 in each calendar year, commencing with the first May 15 after the first issuance of Securities under this Indenture.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the Commission and with the Issuers. The Issuers will notify the Trustee in writing when any Securities are listed on any securities exchange.

Section 7.4 Reports by Issuers.

So long as Securities of any series are Outstanding, if either Issuer or the Parent is subject to the requirements of Section 13 or 15(d) of the Exchange Act, such Issuer or the Parent, as the case may be, shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that such Issuer or the Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, provided that the delivery obligation hereunder shall be deemed satisfied by such Issuer or the Parent if all such items are made available to the Trustee on such Issuer’s or the Parent’s website or at the website of the SEC; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such materials are available on any such website. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Article VIII

SUCCESSORS

Section 8.1 Merger, Consolidation or Sale of Assets.

(a) None of the Issuers or the Parent may (i) consolidate or merge with or into another Person or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1) either: (A) such Issuer or the Parent, as applicable, is the survivor; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that so long as the Company is not a corporation, Finance Corp. may not engage in any such transaction described in clause (B) of this Section 8.1(a)(1) unless the Person formed by or surviving such consolidation or merger or to which such disposition is made is a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Parent, as applicable) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer or the Parent, as applicable, under the Securities of each series and this Indenture pursuant to a supplemental indenture or other agreement reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no default (as defined in Section 6.2) or Event of Default exists; and

(4) such Issuer or the Parent, as applicable, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture.

(b) The restrictions described in Section 8.1(a)(3) will not apply to any consolidation or merger of the Parent with or into one or more of its wholly-owned Subsidiaries for any purpose or any sale, assignment, transfer, lease, conveyance or other disposition of properties or assets of any wholly-owned Subsidiary of the Parent to the Parent or another wholly-owned Subsidiary of the Parent.

(c) Notwithstanding Section 8.1(a), the Company may reorganize as any other form of entity provided that:

(1) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Securities of each series and this Indenture pursuant to a supplemental indenture or other agreement reasonably satisfactory to the Trustee;

(3) immediately after such reorganization no default (as defined in Section 6.2) or Event of Default exists; and

(4) such reorganization is not materially adverse to the Holders of the Securities of any series (for purposes of this Section 8.1(c)(4) a reorganization will not be considered materially adverse to the Holders of any Securities solely because the successor or survivor of such reorganization (A) is subject to federal or state income taxation as an entity or (B) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code, or any similar state or local law).

(d) Notwithstanding anything in this Section 8.1 to the contrary, if the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger of the Company or any of its successors hereunder (permitted in accordance with the terms of this Indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved and cease to be an Issuer.

(e) In addition, a Subsidiary Guarantor may not consolidate or merge with or into (whether or not such Subsidiary Guarantor is the survivor), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person other than an Issuer or another Guarantor, unless:

(1) either: (A) the Subsidiary Guarantor is the survivor; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Subsidiary Guarantor under this Indenture (including the Guarantee) then in effect pursuant to a supplemental indenture or other agreement reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no default (as defined in Section 6.2) or Event of Default exists; and

(4) such Subsidiary Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture.

Section 8.2 Successor Substituted.

Upon compliance with the requirements of Section 8.1 with respect to any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer, the Parent or a Subsidiary Guarantor in accordance with Section 8.1 in which such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, under this Indenture with the same effect as if such surviving Person had been named as such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, in this Indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s, the Parent’s or such Subsidiary Guarantor’s properties or assets, as the case may be), such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, will be released from all of its obligations and covenants under this Indenture, the Securities of any series and the Guarantee, as the case may be.

Article IX

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuers, the Parent, the Subsidiary Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities of any series by entering into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated notes;

(3) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of appointment by a successor Trustee;

(5) to conform the terms of this Indenture, the Securities or any Guarantee to any provision or other description of such Securities or Guarantee, as the case may be, contained in any applicable offering document related thereto;

(6) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of Issuers’ or any Guarantor’s obligations under this Indenture, the Securities or any applicable Guarantee, in each case in compliance with the provisions thereof;

(7) to add any additional Guarantor or to evidence the release of any Guarantor from its Guarantee under this Indenture or the Securities of any series, in each case in compliance with the provisions thereof;

(8) to establish the form or terms of Securities of any series as permitted by Section 3.1;

(9) to provide for the issuance of any additional Securities under this Indenture;

(10) to comply with the rules of any applicable securities depository;

(11) to make any change that would provide any additional rights or benefits to the Holders of the Securities of any series (including to secure the Securities of such series, add Guarantees with respect thereto, transfer any property to or with the Trustee, add to the Issuers’ covenants for the benefit of the Holders, add any additional Events of Default for the Securities, or surrender any right or power conferred upon the Issuers or any Guarantor) or that does not adversely affect the legal rights hereunder of any Holder in any material respect;

(12) to change or eliminate any restrictions on the payment of principal (or premium, if any) on Securities in registered form; provided that any such action shall not adversely affect the interests of the Holders of any series of Securities in any material respect;

(13) to supplement any provision of this Indenture as shall be necessary to permit or facilitate the defeasance and discharge of the Securities in accordance with this Indenture; provided that such action shall not adversely affect the interests of any of the Holders of any series of Securities in any material respect;

(14) to change or eliminate any of the provisions of this Indenture so long as such change or elimination does not affect any Securities which are outstanding under this Indenture prior to the effectiveness of such change or elimination; or

(15) to make any change that does not adversely affect the interests of any Holder of the Securities of any series.

Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Issuers, any Guarantor and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

Section 9.2 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuers and the Trustee, the Issuers and each Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture, including a waiver; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) reduce the principal amount of an Outstanding Security whose Holders must consent to an amendment or waiver;

(2) reduce the rate of, change or have the effect of changing the time for payment of interest, including Defaulted Interest, on a series of Securities;

(3) reduce the principal of, change or have the effect of changing the fixed maturity of a series of Securities, or change the date on which a series of Securities may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;

(4) make a series of Securities payable in currency other than that stated in the Security or change the place of payment of a series of Securities from that stated in the Security or in this Indenture;

(5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on the Securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders holding a majority in principal amount of a series of Securities to waive defaults or Events of Default;

(6) make any change to or modify the ranking of any series of Securities that would adversely affect the Holders thereof; or

(7) modify any of the provisions of this Section 9.2, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that the supplemental indenture is valid, binding and enforceable against the Issuers and the Guarantors in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuers, the Guarantors and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.6 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Issuers, bear a notation in form approved by the Issuers as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of any series so modified as to conform, in the opinion of the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Article X

COVENANTS

Section 10.1 Payment of Principal, Premium and Interest.

The Issuers covenant and agree for the benefit of each series of Securities that they will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

Section 10.2 Maintenance of Office or Agency.

The Issuers will maintain in each Place of Payment for any series of Securities, an office or agency where Securities of that series may be presented or surrendered for payment and an office or agency where Securities of that series may be surrendered for transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities of that series and this Indenture may be served. The Issuers initially appoint the Trustee, acting through its Corporate Trust Office, as their agent for said purposes. The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

Section 10.3 Money for Securities Payments to be Held in Trust.

If the Parent or any of its Subsidiaries shall at any time act as the Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

Whenever the Issuers shall have one or more Paying Agents for any series of Securities, it will, prior to 10:00 a.m. New York City time on each due date of the principal of or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of its failure so to act.

The Issuers will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuers (or any other obligor upon the Securities of that series) in the making of any payment of principal of (and premium, if any) or interest; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers or the Parent, in trust for the payment of the principal of (and premium, if any) or interest on any Security of that series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid on Issuer Request to the Issuers, or (if then held by the Issuers) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers and any Guarantor of such Security for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 10.4 Statement as to Compliance.

The Issuers and any Guarantors shall deliver to the Trustee, within 120 days after the end of each calendar year of the Issuers ending after the date hereof, an Officers’ Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of each Issuer covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Issuers and such Guarantors are in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Issuers shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 10.5 Waiver of Certain Covenants.

The Issuers may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 3.1, 9.1(9) or 9.1(11) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers in respect of any such covenant or condition shall remain in full force and effect. If the Securities of a series have not been registered under the Securities Act, the Holders of at least a majority in principal amount of such series, by Act of such Holders, may waive compliance by the Issuers with the Trust Indenture Act with respect to such series unless such compliance is otherwise required by the Trust Indenture Act.

Article XI

REDEMPTION OF SECURITIES

Section 11.1 Applicability of this Article.

Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, each Security of such series shall be subject to partial redemption only in the minimum amount of $2,000 or integral multiples of $1,000 thereof.

Section 11.2 Election to Redeem; Notice to Trustee.

The election of the Issuers to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuers of any of the Securities of any particular series and having the same terms, the Issuers shall at least five Business Days before the giving of a notice of redemption to the Holders of Securities of that series to be redeemed pursuant to Section 11.4 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such date and of the principal amount of Securities of that series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Issuers shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction.

Section 11.3 Selection of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, pro rata, or in accordance with the procedures of the Depositary and that may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in a denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Issuers in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Issuers shall so direct, Securities registered in the name of the Issuers, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 11.4 Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.

With respect to Securities of each series to be redeemed, each notice of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to this Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on a specified day prior to the Redemption Date;

(c) if less than all Outstanding Securities of such particular series and having the same terms are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(f) that the redemption is for a sinking fund, if such is the case; and

(g) the CUSIP number(s) of the Securities being redeemed.

Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, upon delivery of an Issuer Request at least five Business Days prior to the giving of a notice of redemption to the Holders of Securities to be redeemed (unless a shorter notice shall be satisfactory to the Trustee) requesting that the Trustee give such notice of redemption and setting forth the information required by this Section 11.4, by the Trustee in the name and at the expense of the Issuers and shall not be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 11.5 Deposit of Redemption Price.

Prior to 10:00 a.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Issuers will deposit with the Trustee or with one or more Paying Agents (or if the Issuers or the Parent is acting as the Paying Agent, the Issuers or the Parent, as applicable, will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including Additional Interest) on, all the Securities that are to be redeemed on that date.

Section 11.6 Payment of Securities Called for Redemption.

If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Issuers at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.7.

Upon presentation of any Security redeemed in part only, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuers, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security (subject to Section 3.5) will also be a new Global Security.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Article XII

SINKING FUNDS

Section 12.1 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any sinking fund payment in excess of such minimum amount that is permitted to be made by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption (or purchase by tender or otherwise) of Securities of any series as provided for by the terms of such Securities.

Section 12.2 Satisfaction of Sinking Fund Payments with Securities.

In lieu of making all or any part of a mandatory sinking fund payment with respect to any Securities of a series in cash, the Issuers may at their option, at any time no more than 16 months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Securities of such series (together with the unmatured coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Issuers, except Securities of such series that have been redeemed through the application of mandatory sinking fund payments or optional sinking fund payments pursuant to the terms of the Securities of such series, accompanied by an Issuer Order instructing the Trustee to credit such obligations and stating that the Securities of such series were originally issued by the Issuers by way of a bona fide sale or other negotiation for value; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price for such Securities, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3 Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Issuers will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of such series are payable (except as provided pursuant to Section 3.1) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Such Officers’ Certificate shall be irrevocable and upon its delivery the Issuers shall be obligated to make the cash payment or payments therein referred to, if any, on or before the succeeding sinking fund payment date. In the case of the failure of the Issuers to deliver such Officers’ Certificate (or, as required by this Indenture, the Securities and coupons, if any, specified in such Officers’ Certificate), the sinking fund payment due on the succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 12.2 and without the right to make the optional sinking fund payment with respect to such series at such time.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Issuers or the Parent if the Issuers or the Parent, as applicable, is acting as the Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Securities of such series at the Redemption Price specified in such Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or, if the Issuers or the Parent is acting as the Paying Agent, segregated and held in trust by the Issuers or the Parent, as applicable, as provided in Section 10.3) for such series and together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section 12.3. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if the Issuers or the Parent is acting as the Paying Agent, segregated and held in trust as provided in Section 10.3) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Issuers or the Parent, as applicable, if the Issuers or the Parent is acting as the Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.6. On or before each sinking fund payment date, the Issuers shall pay to the Trustee (or, if the Issuers or the Parent is acting as the Paying Agent, the Issuers or the Parent, as applicable, shall segregate and hold in trust as provided in Section 10.3) in cash a sum in the currency in which Securities of such series are payable (except as provided pursuant to Section 3.1) equal to the principal, premium, if any, and any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.3.

Neither the Trustee nor the Issuers shall redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Issuers, if the Issuers are then acting as their own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Issuers) for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Securities and coupons, if any, of such series; provided, however, that in case such default or Event of Default shall have been cured or waived herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Securities of such series on which such moneys may be applied pursuant to the provisions of this Section  12.3.

Article XIII

REPAYMENT AT THE OPTION OF HOLDERS

Section 13.1 Applicability of Article.

Securities of any series that are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with their terms and (except as otherwise specified pursuant to Section 3.1 for Securities of such series) in accordance with this Article.

Section 13.2 Repayment of Securities.

Each Security that is subject to repayment in whole or in part at the option of the Holder thereof on a Repayment Date shall be repaid at the applicable Repayment Price together with interest accrued to such Repayment Date as specified pursuant to Section  3.1.

Section 13.3 Exercise of Option; Notice.

Each Holder desiring to exercise such Holder’s option for repayment shall, as conditions to such repayment, surrender the Security to be repaid in whole or in part together with written notice of the exercise of such option at any office or agency of the Issuers in a Place of Payment, not less than 30 nor more than 60 days prior to the Repayment Date. Such notice, which shall be irrevocable, shall specify the principal amount of such Security to be repaid, which shall be equal to the minimum authorized denomination for such Security or an integral multiple thereof, and shall identify the Security to be repaid and, in the case of a partial repayment of the Security, shall specify the denomination or denominations of the Security or Securities of the same series to be issued to the Holder for the portion of the principal of the Security surrendered that is not to be repaid.

The Issuers shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Security so surrendered a new Security or Securities of the same series, of any authorized denomination specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Security so surrendered that is not to be repaid.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Securities shall relate, in the case of any Security repaid or to be repaid only in part, to the portion of the principal of such Security that has been or is to be repaid.

Section 13.4 Securities Payable on the Repayment Date.

Notice of exercise of the option of repayment having been given and the Securities so to be repaid having been surrendered as aforesaid, such Securities shall, unless purchased in accordance with this Section 13.4, on the Repayment Date become due and payable at the price therein specified and from and after the Repayment Date such Securities shall cease to bear interest and shall be paid on the Repayment Date, unless the Issuers shall default in the payment of such price in which case the Issuers shall continue to be obligated for the principal amount of such Securities and shall be obligated to pay interest on such principal amount at the rate borne by such Securities from time to time until payment in full of such principal amount.

Article XIV

DEFEASANCE AND COVENANT DEFEASANCE

Section 14.1 Applicability of Article; Issuers’ Option to Effect Defeasance or Covenant Defeasance.

If pursuant to Section 3.1 provision is made for either or both of (a) defeasance of the Securities of a series under Section 14.2 or (b) covenant defeasance of the Securities of a series under Section 14.3, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article XIV, shall be applicable to the Securities of such series, and the Issuers may at their option by a Board Resolution, at any time, with respect to the Securities of such series, elect to have either Section 14.2 (if applicable) or Section 14.3 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article XIV.

Section 14.2 Defeasance and Discharge.

Upon the Issuers’ exercise of the above option applicable to this Section 14.2 with respect to any Securities of or within a series, the Issuers and each of the Guarantors shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities (including the Guarantees) and any coupons appertaining thereto on and after the date the conditions set forth in Section 14.4 are satisfied (“defeasance”). For this purpose, such defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities (including the Guarantees) and any coupons appertaining thereto, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.5 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities (including the Guarantees) and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (B) the Issuers’ obligations with respect to such Securities under Sections 3.5, 3.6, 10.2 and 10.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and Guarantors’ obligations in connection therewith and (D) this Article. Subject to compliance with this Article XIV, the Issuers may exercise their option under this Section 14.2 notwithstanding the prior exercise of their option under Section 14.3 with respect to such Securities. Upon the effectiveness of any defeasance (but not covenant defeasance) with respect to the Securities of a particular series, each Guarantors will be released from its Guarantee of the Securities of such series.

Section 14.3 Covenant Defeasance.

Upon the Issuers’ exercise of the above option applicable to this Section 14.3 with respect to any Securities of or within a series, the Issuers and each of the Guarantors shall be released from their obligations under Section 8.1 and Sections 10.4 to 10.5, inclusive, and, if specified pursuant to Section 3.1, its obligations under any other covenant, with respect to such Outstanding Securities (including the Guarantees) and any coupons appertaining thereto on and after the date the conditions set forth in Section 14.4 are satisfied (“covenant defeasance”), and such Securities (including the Guarantees) and any coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Section 8.1 and Sections 10.4 to 10.5, inclusive, or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities (including the Guarantees) and any coupons appertaining thereto, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1(3) or 5.1(9) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities, any related Guarantees and any coupons appertaining thereto shall be unaffected thereby.

Section 14.4 Conditions to Defeasance and Covenant Defeasance.

The following shall be the conditions to application of Sections 14.2 and 14.3 to any Outstanding Securities of or within a series and any related Guarantees and any coupons appertaining thereto:

(a) The Issuers irrevocably deposit in trust for the benefit of Holders of the series of Securities cash or U.S. Government Obligations, or a combination thereof, that, in the opinion of an independent accounting firm, which shall be delivered to the Trustee, will generate enough cash to make interest, principal, any premium and any other payments on the Securities of that series at their Stated Maturity.

(b) Such defeasance or covenant defeasance shall not result in a breach of violation of, or constitute a breach of default under, this Indenture or any other material agreement or instrument to which the Parent or any of its subsidiaries is a party or by which any the Parent or any of its subsidiaries is bound (and shall not cause the Trustee to have a conflicting interest pursuant to Section 310(b) of the Trust Indenture Act with respect to any Security of the Issuers).

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(6) and 5.1(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d) The Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

(e) After the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(f) Notwithstanding any other provisions of this Section 14.4, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Issuers in connection therewith pursuant to Section 3.1.

(g) With respect to defeasance pursuant to Section 14.2, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that either (i) since the date of this Indenture there has been a change in U.S. federal tax law or (ii) the Internal Revenue Service has published a ruling or the Issuers have received a ruling from the Internal Revenue Service, and based on that ruling or change, Holders of the series of Securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no defeasance had occurred.

(h) With respect to covenant defeasance pursuant to Section 14.3, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that under then current U.S. federal income tax law the Issuers may make the above deposit without causing Holders to be taxed on the Securities any differently than if the Issuers did not make the deposit and instead repaid the Securities at the Stated Maturity.

If the Issuers complete a full defeasance, as described above, Holders of the affected series of Securities shall be required to rely solely on the trust deposit for repayment of the Securities. However, the Issuers will remain subject to obligations to exchange or register the transfer of such Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies, to hold moneys for payment in trust and, if applicable, to effect conversion of such Securities.

Section 14.5 Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.5, the “Trustee”) pursuant to Section 14.4 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or the Parent acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Issuer Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 14.6 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or the U.S. Government Obligations, as the case may be, in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture, such Securities (including the Guarantees) and any coupons appertaining thereto from which the Issuers and the Guarantors have been discharged or released pursuant to Section 14.2 or 14.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money or U.S. Government Obligations, as the case may be, held in trust pursuant to Section 14.5 with respect to such Securities and any coupons appertaining thereto in accordance with this Article; provided, however, that if the Issuers or the Guarantors make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Issuers or the Guarantor, as the case may be, shall be subrogated to the rights (if any) of the Holders of such Securities or coupons to receive such payment from the money or U.S. Government Obligations, as the case may be, so held in trust.

Article XV

GUARANTEES

Section 15.1 Guarantee.

(a) Subject to this Article XV, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of Securities each series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such series issued under this Indenture or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest on, the Securities of such series will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, on, and interest on, the Securities of such series, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Securities of such series or any of such other obligations, that same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

provided, however, that the guarantee of any Guarantor pursuant to this Article XV shall not apply to any series of Securities as to which such Guarantor is not required to provide a Guarantee pursuant to the terms of such series of Securities as established pursuant to Section 3.1.

Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities of each applicable series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of each applicable series and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of this Article XV, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article V hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Article XV. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Article XV.

Section 15.2 Limitation of Guarantor Liability.

Each Guarantor and, by its acceptance of Securities of any applicable series, each Holder, hereby confirm that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XV, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 15.3 Notation of Guarantee Not Required.

To evidence the Guarantee set forth in Section 15.1, each Guarantor agrees that a notation of the Guarantee shall be endorsed on each Security of any applicable series that is guaranteed by the Guarantor, and authenticated and delivered by the Trustee, and that this Indenture shall be executed on behalf of each Guarantor by an Officer of such Guarantor.

Each Guarantor agrees that its Guarantee set forth in this Article XV shall remain in full force and effect and apply to all the Securities of any applicable series that are guaranteed by such Guarantor notwithstanding any failure to endorse on each Security of such series a notation of such Guarantee.

If an Officer whose facsimile signature is on a Security of any applicable series or a notation of Guarantee no longer holds that office at the time the Trustee authenticates such Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture and endorsed on such Security on behalf of each applicable Guarantor.

Section 15.4 Releases.

The Guarantee of any Guarantor, together with all of its other obligations under this Indenture, shall be automatically and unconditionally released and discharged:

(a) upon defeasance or covenant defeasance in accordance with Article XIV;

(b) upon the liquidation or dissolution of such Guarantor; provided, no default (as defined in Section 6.2) or Event of Default has occurred that is continuing; or

(c) upon the merger of such Guarantor into, or the consolidation of such Guarantor with, an Issuer, the Parent or another Guarantor.

The Trustee shall execute any documents reasonably requested by the Issuers or any Guarantor in order to evidence the release of any Guarantor from its obligations under its Guarantee; provided, that in the case of a release of a Guarantee of a Subsidiary Guarantor not involving a defeasance or covenant defeasance or a satisfaction and discharge of this Indenture, prior to executing such documents, the Trustee shall be entitled to receive from the Issuers an Officers’ Certificate and an Opinion of Counsel compliant with Section 1.3 to the effect that the conditions precedent to such release have been satisfied. Any failure by the Trustee to execute such documents shall not, however, affect the automatic release and discharge of the Guarantee and the other obligations of any Guarantor as contemplated by the foregoing provisions of this Section 15.4. Any Guarantor not released from its obligations under its Guarantee as provided in this Section 15.4 will remain liable for the full amount of principal of, premium, if any, on, and interest on, the Securities and for the other obligations of such Guarantor under this Indenture as provided in this Article XV.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

EXTERRAN ENERGY SOLUTIONS, L.P.

By:
Name:
Title:

EES FINANCE CORP.

By:
Name:
Title:

EXTERRAN CORPORATION

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]